Exhibit 99.1

Vivid Seats Announces Successful Completion of Debt Refinancing

Chicago, IL – February 3, 2022 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats” or the “Company”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today announced the successful completion of the refinancing (the “Transaction”) of its existing credit facility.

Vivid Seats amended and extended its existing credit agreement and placed a new 7-year $275 million Term Loan B along with a new $100 million 5-year First Lien Revolving Credit Facility. The Term Loan B will carry an interest rate of SOFR + 3.25% and a 0.50% floor which compares to the prior facility which was priced at LIBOR + 3.50% with a 1.00% floor. The Company will maintain its net cash position while increasing total available liquidity through full access to the undrawn $100 million Revolving Credit Facility.

“As we begin our journey as a public company, we are pleased to enhance our financial flexibility by extending the duration of our outstanding debt, increasing liquidity via a new revolving credit facility and reducing annual debt service expense,” said Lawrence Fey, Chief Financial Officer of Vivid Seats. “We believe this refinancing positions Vivid Seats to continue to invest in our future growth.”

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live”, the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats is recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Caution Concerning Forward-Looking Statements

Certain statements made in this document are "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the refinancing of Vivid Seats’ credit facility, the markets in which the Company operates, and Vivid Seats’ projected future results. These forward-looking statements generally are identified by the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," “targets”, "may," "will," "should," “would,” “will be,” “will continue,” “will likely result,” "future," "propose," “strategy,” “opportunity” and variations of these words or similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or are not statements of historical matters are intended to identify forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, guarantees, assurances, predictions or definitive statements of fact or probability regarding future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Vivid Seats’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination with Horizon Acquisition Corporation; the inability to obtain or maintain the listing of Vivid Seats’ shares on NASDAQ Global Select Market following the business combination; costs related to the business combination; the risk that the business combination disrupts current plans and operations, business relationships or business generally; Vivid Seats’ ability to manage growth; Vivid Seats’ ability to execute its business plan and meet its projections; potential disruption in Vivid Seats’ employee retention as a result of the transaction; potential litigation, governmental or regulatory proceedings, investigations or inquiries involving Vivid Seats, including in relation to the business combination; changes in applicable laws or regulations and general economic and market conditions impacting demand for Vivid Seats‘ products and services, and in particular economic and market conditions in the live events industry in the markets in which Vivid Seats operates; the ability of Vivid Seats to integrate Betcha’s app successfully into the Vivid Seats’ app, including the timing, nature and expenditures necessary to do so, and to realize the anticipated benefits of its acquisition of Betcha; and other risks and uncertainties indicated in our periodic report on Form 10-Q, including those under “Risk Factors” therein. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Vivid Seats assumes no obligation and do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Vivid Seats does not give any assurance that it will achieve its expectations.

Contacts:

Investors

Ashley DeSimone, ICR
Ashley.DeSimone@icrinc.com

Brett Milotte, ICR
Brett.Milotte@icrinc.com

Media

Julia Young, Vivid Seats
Julia.young@vividseats.com